UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 2, 2006, Dow Jones & Company, Inc. (the “Company”) amended its $250,000,000 18-Month Credit Agreement (the “Credit Agreement”), dated March 27, 2006, among the Company, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, and JPMorgan Chase Bank, N.A., as administrative agent.  Among other things, the amendment reduces the applicable fees, reduces the total loan commitment to $175,000,000, requires the Company to reduce the loan commitments under the Credit Agreement with the net cash proceeds of an asset sale, and eliminates the Maintenance of Ratio of Annualized Consolidated Cash Flow to Annualized Consolidated Interest Expense covenant.

The foregoing description of the amendment to the Credit Agreement is qualified in its entirety by reference to the amendment itself, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	First Amendment dated as of November 2, 2006 to the Company’s 18-Month Credit Agreement, dated March 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated:	November 2, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

  EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment dated as of November 2, 2006 to the Company’s 18-Month Credit Agreement, dated March 27, 2006.